EXHIBIT 14.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-56058) and Registration Statements on Form S-8 (No. 333-7288, No. 333-7290, No. 33-64326, No. 33-95224, No. 33-71956, No. 333-42070, No. 333-42072, No. 333-84980 and No. 333-84982) of Royal Caribbean Cruises Ltd. of our report dated January 28, 2004, except for Note 14 as to which the date is March 12, 2004, relating to the financial statements, which appears in this Form 20-F.

/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
March 15, 2004